UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2025

Envela Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	1-11048	88-0097334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Gateway Drive, Suite 100, Irving, Texas 75038
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 587-4049
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	ELA ELA	NYSE American NYSE Texas

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As reported previously on Envela Corporation’s (the “Company”) Form 8-K filed July 7, 2025, Vince A. Ackerson was elected to the Board of Directors to serve until next meeting, to be effective July 14, 2025. On July 14, 2025, Mr. Ackerson assumed his position as an independent director. Mr. Ackerson will serve as an independent director with a term expiring at the Company's Annual Meeting of Stockholders in 2026. Mr. Ackerson is also expected to serve on the Compliance Governance, and Nominating Committee, and the Compensation Committee.

Mr. Ackerson was a founding member and served as the Vice Chairman at Texas Capital Bank, the eighth largest bank in Texas by asset size, prior to his retirement in 2021. Mr. Ackerson also served as Chief Lending Officer and President over the five major markets in Texas. Mr. Ackerson holds a Bachelor of Science in Business Administration and a Master of Business Administration from Louisiana State University. Mr. Ackerson is qualified to serve on the Board due to his extensive capital markets experience and executive leadership within a leading financial institution.

There is no arrangement or understanding between Mr. Ackerson and any other persons pursuant to which such director was selected as a director nor are there any family relationships between Mr. Ackerson and any of the Company’s executive officers and directors. In addition, there are no transactions involving the Company and Mr. Ackerson that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ John G. DeLuca
John G. DeLuca
Chief Financial Officer

Date: July 17, 2025

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